Exhibit 99.1

Media Contact:

Marne Oberg

Analysts International Corporation

952.838.2867

moberg@analysts.com

Analysts International Corporation Reports Third Quarter 2010 Financial Results

•    Company achieves profitability with net income of $0.6 million, an improvement of $4.6 million from the 2009 third quarter

•    Revenue was $26.0 million, a 16% decrease from the 2009 third quarter. Adjusting for the planned exit from non-core lines of business, revenue declined 2.5% from the prior-year period

•    Margins improved 340 basis points from the 2009 third quarter

•    Selling, administrative and other operating costs decreased by $3.1 million or 35% from the 2009 third quarter

•    $4.7 million in cash with no amounts outstanding under the Company’s credit facility

MINNEAPOLIS — November 4, 2010 — Analysts International Corporation (AIC) (Nasdaq: ANLY), an information technology services company, today announced financial results for the 2010 third quarter which ended on October 2, 2010.

AIC reported third quarter revenue of $26.0 million as compared to 2009 third quarter revenue of $30.9 million. AIC reported a 2010 third quarter net income of $0.6 million, or $0.12 per share, as compared to a 2009 third quarter net loss of $4.0 million, or $0.80 per share. The 2010 third quarter net income included the net reversal of certain restructuring obligations previously recorded of $0.5 million, or $0.10 per share while the 2009 third quarter loss included special charges of $0.9 million, or $0.18 per share. Excluding these items, AIC’s 2010 third quarter net income was $0.1 million, or $0.02 per share, and AIC’s 2009 third quarter net loss was $3.0 million, or $0.62 per share.

“Meeting our goal of profitability for the third quarter was a key objective for AIC,” said AIC Interim President and CEO Brittany McKinney. “An improved mix of higher margin business and steadily decreasing SG&A costs were key contributors to our improved financial performance. We also strengthened our cash position during the quarter and continue to be debt free.

“Moving forward, we will continue to focus on growing our core IT staffing business and making the necessary investments in our key metro markets,” added McKinney. “Based on the progress we have made to date and the opportunity that exists in the marketplace for AIC, we expect to be profitable in the fourth quarter of fiscal 2010.”

2010 Third Quarter and Year-to-Date Review

Our revenues decreased $4.9 million, or 15.7%, in the third quarter of 2010 compared to the third quarter of 2009, and by $35.2 million, or 30.2%, for the first nine months of fiscal 2010, when compared to the comparable periods of 2009.  Adjusting for the planned exit from non-core lines of business, revenue declined 2.5% and 8.7% from the 2009 third quarter and first nine months of fiscal 2009. There were 63 billing days in the 2010 third quarter as compared to 64 billing days in the 2009 third quarter.

In the third quarter of 2010, gross margins were $5.9 million, or 22.5% of revenue, as compared to $5.9 million, or 19.1% of revenue in the third quarter of 2009. Gross margins were $17.5 million, or 21.5% of revenue, in the first nine months of fiscal 2010, compared to $23.0 million, or 19.7% of revenue, in the first nine months of fiscal 2009. The increase in gross margins as a percent of revenue reflects the impact of implementing our strategy of exiting non-core lines of business and securing higher margin business. Adjusting for the planned exit from non-core lines of business, margins improved 370 basis points from the 2009 third quarter and 270 basis points from the first nine months of fiscal 2009.

Selling, general and other administrative expenses declined by $3.1 million in the third quarter of 2010, when compared to the third quarter of 2009, and by $11.0 million for the first nine months of fiscal 2010, when compared to the comparable period of 2009. The decrease in our SG&A expense is primarily the result of our exit from non-core lines of business and our business restructuring actions.

We generated cash from operations of $1.3 million in the third quarter of 2010 compared to generating cash from operations of $0.2 million in the third quarter of 2009. For the first nine months of fiscal 2010, we generated cash from operations of $1.0 million compared to generating cash from operations of $3.3 million in the first nine months of fiscal 2009. As of October 2, 2010, we had a cash balance of $4.7 million and no borrowings from our $15 million credit facility.

Third Quarter 2010 Conference Call
AIC will host a conference call on Friday, November 5 at 10 a.m. CT to discuss third quarter 2010 financial results. Participants may access the call by dialing 1.866.233.5281, or 1.416.849.6199 for international participants, and asking for the Analysts International conference call. Live audio of the conference may also be accessed via the Internet at www.analysts.com, where it will be archived for 90 days following the completion of the conference call. Interested parties can also hear a replay of the call from 1 p.m. CT on November 5, 2010, to 10:59 p.m. CT on November 12, 2010, by calling 1.866.245.6755, or 1.416.915.1035 for international callers, and using access code 544783.

About Analysts International Corporation
Analysts International Corporation (AIC) is an IT services firm fully dedicated to the success and satisfaction of its customers. From IT staffing to project-based solutions, AIC provides a broad range of services designed to help businesses and government agencies drive value, control costs and deliver on the promise of a more efficient and productive enterprise. The Company offers a flexible, collaborative approach; clear industry perspective; and the breadth, scale and experience to deliver results. For more information, visit www.analysts.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements made in this press release (or during the conference call referred to herein) by the Company, its Interim President and CEO Brittany McKinney or its CFO Randy Strobel, regarding, for instance: Current expectations as to future financial performance, AIC’s ability to execute against its strategic plan, management’s beliefs with respect to its ability to manage its business, increase revenues, achieve profitability, achieve industry-standard gross profit margin rates, build cash and return value to its shareholders, are forward-looking statements. These forward-looking statements are based on current information, which we have assessed, which by its nature is dynamic and subject to rapid and even abrupt changes. As such, material results may differ materially in response to a change in this information. Forward-looking statements include statements expressing the intent, belief or current expectations of AIC and members of our management team and involve certain risks and uncertainties, including (i) the risk that management may not fully or successfully implement its business plan or achieve profitability in the future; (ii) the risk that AIC will not be able to continue to reduce costs or exploit other opportunities of the business in a timely manner or on favorable terms; (iii) prevailing market conditions in the IT services industry, including intense competition for billable technical personnel at competitive rates, strong pricing pressures from many of our largest clients and difficulty in identifying, attracting and retaining qualified billable technical personnel; (iv) potentially incorrect assumptions by management with respect to the financial effect of prior cost reduction initiatives and current strategic decisions; and (v) other economic, business, market, financial, competitive and/or regulatory factors affecting AIC’s business generally, including those set forth in AIC’s filings with the SEC. You are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release and conference call.  Such forward-looking statements should be read in conjunction with the Company’s filings with the SEC. AIC assumes no responsibility to update the forward-looking statements contained in this release.

(Financials follow)

Analysts International Corporation

Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	October 2,	October 3,	October 2,	October 3,
(In thousands except per share amounts)	2010	2009	2010	2009

Revenue:
Professional services provided directly	$26,032	$29,335	$80,731	$105,211
Professional services provided through subsuppliers	17	460	616	2,011
Product sales	—	1,106	—	9,339
Total revenue	26,049	30,901	81,347	116,561

Expenses:
Cost of services provided directly	20,170	23,595	63,274	83,704
Cost of services provided through subsuppliers	17	441	582	1,915
Cost of product sales	—	965	—	7,973
Total cost of services	20,187	25,001	63,856	93,592

Gross margin	5,862	5,900	17,491	22,969

Expenses:
Selling, administrative and other operating costs	5,772	8,886	19,209	30,233
Restructuring and other severance related costs	(482)	917	(300)	2,708
Impairment of intangible assets	—	—	—	2,268
Amortization of intangible assets	—	44	—	491
Total expenses	5,290	9,847	18,909	35,700

Operating income (loss)	572	(3,947)	(1,418)	(12,731)

Non-operating income	4	8	14	35
Interest expense	(3)	(9)	(11)	(20)

Income (loss) before income taxes	573	(3,948)	(1,415)	(12,716)

Income tax (benefit) expense	(14)	13	5	31

Net income (loss)	$587	$(3,961)	$(1,420)	$(12,747)

Per common share (basic):
Basic income (loss)	$0.12	$(0.80)	$(0.28)	$(2.56)
Diluted income (loss)	$0.12	$(0.80)	$(0.28)	$(2.56)

Average common shares outstanding	4,986	4,985	4,986	4,985
Average common and common equivalent shares outstanding	4,988	4,985	4,986	4,985

Analysts International Corporation

Condensed Consolidated Balance Sheets

	October 2,	January 2,
(In thousands)	2010	2010

ASSETS
Current assets:
Cash and cash equivalents	$4,730	$3,818
Accounts receivable, less allowance for doubtful accounts	18,457	23,028
Other current assets	693	1,442
Total current assets	23,880	28,288

Property and equipment, net	954	1,846
Other assets, net	441	543
Total assets	$25,275	$30,677

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,419	$6,958
Line of credit	—	—
Salaries and benefits	3,890	2,498
Deferred revenue	299	310
Deferred compensation	205	522
Restructuring accrual	776	2,038
Other current liabilities	785	960
Total current liabilities	10,374	13,286

Non-current liabilities:
Deferred compensation	977	1,037
Restructuring accrual	243	1,045
Other long-term liabilities	178	361

Shareholders’ equity	13,503	14,948
Total liabilities and shareholders’ equity	$25,275	$30,677

Analysts International Corporation
Reconciliation of non-GAAP Financial Measures

	Three Months Ended		Nine Months Ended
	October 2,	October 3,	October 2,	October 3,
(In thousands)	2010	2009	2010	2009

Net income (loss) as reported	$587	$(3,961)	$(1,420)	$(12,747)
Plus:
Impairment of intangible assets	—	—	—	2,268
Restructuring and other severance related costs	(482)	917	(300)	2,708
Loss (gain) on sale of assets	—	(399)	48	(399)
Other consulting and transaction related costs	—	485	—	485

Income (loss) before other reconciling items	105	(2,958)	(1,672)	(7,685)

Stock based compensation	(64)	85	(33)	298
Depreciation	210	319	677	1,086
Amortization	—	44	—	491
Net interest and non-operating (income) expense	(1)	1	(3)	(15)
Income tax (benefit) expense	(14)	13	5	31

Adjusted EBITDA	$236	$(2,496)	$(1,026)	$(5,794)

* Non-GAAP Financial Information

In evaluating the Company’s business, the Company’s management considers and uses Adjusted EBITDA as a supplemental measure of operating performance. Adjusted EBITDA refers to a financial measure that the Company defines as net income (loss) excluding interest, taxes, depreciation, amortization, share-based compensation, special charges and other gains and losses that are not related to the Company’s operations. This measure is an essential component of the Company’s internal planning process because it facilitates period-to-period comparisons of the Company’s operating performance by eliminating potential differences in net income (loss) caused by the existence and timing of certain non-cash items, special charges and other gains and losses. This measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The non-GAAP financial measure included in this press release has been reconciled to the nearest GAAP measure.